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                                                                   EXHIBIT 10.30



                             MARK FRISSORA BENEFITS
                                    UNDER THE
                      TENNECO AUTOMOTIVE INC. SUPPLEMENTAL
                       EXECUTIVE RETIREMENT PLAN ("PLAN")

         The benefits of Mark Frissora ("Frissora") under the Plan will be adjusted as follows:

         The annual pension benefits to which Frissora shall be entitled under all defined benefit plans (qualified and nonqualified), including this Plan, commencing at age 55 or his separation from service, if later, will, at a minimum, be equal to the product of (x) and (y), where (x) is the average of his total base compensation plus bonus for the three calendar years immediately preceding his separation from service and (y) is the total of 40% plus 2% for each full year of service with Tenneco Inc. and Tenneco Automotive Inc. earned in the period commencing with Frissora's 55th birthday, for a maximum total of 50%. Notwithstanding the foregoing, the provisions set forth herein shall be applicable only if Frissora completes ten years of service with Tenneco Inc. and Tenneco Automotive Inc. during the period commencing January 1, 1999.